EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 33-49262 of The AES Corporation on Form S-8 of our report dated June 11, 1999, appearing in this Annual Report on Form 11-K of The AES Corporation Profit Sharing and Stock Ownership Plan for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP
Washington, DC
June 28, 1999

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